UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 11, 2020
PRA Group, Inc.
_________________________________________
(Exact name of registrant as specified in its charter)

Delaware		000-50058	75-3078675
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard
Norfolk,	Virginia		23502
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:	(888)	772-7326
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRAA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 7.01 Regulation FD Disclosure.

Concurrently with completion of the Offering (as defined below), PRA Group, Inc. (the “Company”) expects to enter into the Third Amendment (the “Third Amendment”) to its existing Credit Agreement (as previously amended, the “North American Credit Agreement”) with Bank of America, N.A., as administrative agent, Bank of America, National Association, acting through its Canada branch, as the Canadian administrative agent, and a syndicate of lenders named therein. The following sets forth a description of the material terms of the Third Amendment:

•Certain lenders will make an additional term loan in an aggregate principal amount equal to $55.0 million, bringing the total term loan amount to $475.0 million.
•Aggregate commitments under the domestic revolving credit facility will be reduced from $1,068.0 million to $988.0 million.
•Aggregate commitments under the Canadian revolving credit facility will be increased from $50.0 million to $75.0 million.
•The London Interbank Offered Rate and Eurodollar base rate floors will decrease from 1.00% to 0.75% for revolving loans.
•Certain negative covenants will be amended, including that (i) investments by any loan party in any entity will be permitted in an amount not to exceed 75% of the aggregate principal amount of any indebtedness in the form of additional convertible notes and/or certain unsecured financings incurred after the effective date of the Third Amendment, (ii) the cap on debt incurred pursuant to certain unsecured financings will be eliminated and (iii) the foreign subsidiary borrowing basket will be increased from $150.0 million to the greater of (a) $200.0 million or (b) 5% of the consolidated total assets and expanded to cover subsidiaries organized under all foreign jurisdictions.
•The consolidated total leverage ratio will increase from 3.00% to 3.50%.
•The maturity date will be extended from May 5, 2022 to May 5, 2024.

About Forward-Looking Statements

Statements made herein which are not historical in nature, including the Company’s expectations with respect to the Third Amendment, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements herein are based upon management’s current beliefs, estimates, assumptions and expectations, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that the Company’s expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to the Company. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including the fact that the Third Amendment is subject to the Company’s receipt of commitments from the requisite number of lenders under the North American Credit Agreement for the Third Amendment, the execution of final documentation and the satisfaction of customary closing conditions. Additional risk factors and other risks are described from time to time in the Company’s filings with the Securities and Exchange Commission, including, but not limited, to the Company’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through the Company’s website and contain a detailed discussion of the Company’s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Information herein may be superseded by recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, the Company assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

None of the information furnished in Item 7.01 of this Current Report on Form 8-K shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section. Unless expressly set forth by specific reference in such filings, none of the information furnished in this Current Report on Form 8-K shall be incorporated by reference in any filing under the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

Item 8.01 Other Information.

On August 11, 2020, the Company issued a press release announcing its intent, subject to market and other conditions, to offer $300.0 million aggregate principal amount of senior notes due 2025 in a private transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Offering”). A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
	99.1	Press Release dated August 11, 2020
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

Date: August 11, 2020	By:	/s/ Peter M. Graham
Peter M. Graham
Executive Vice President and Chief Financial Officer